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                                                                     EXHIBIT 5.1


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                                ALBERTSONS/(R)/

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                                October 9, 1998

Albertson's, Inc.
P.O.Box 20
Boise, ID 83726


        RE: Albertson's, Inc. Registration Statement on Form S-4
            ----------------------------------------------------

Ladies and Gentlemen:

        I am Executive Vice President, Administration and General Counsel of Albertson's, Inc., a Delaware corporation (the "Company"). I have assisted in the preparation of the above-referenced Registration Statement on Form S-4, as amended by Amendment No. 1 thereto, being filed by the Company with the Securities and Exchange Commission (the "Commission") on or about October 2, 1998 (the "Registration Statement") in connection with the Company's registration under the Securities Act of 1933, as amended (the "1933 Act"), of up to 184,500,000 shares of common stock, par value $1.00 per share, of the Company (the "Common Stock"). The Common Stock is being registered in connection with the merger (the "Merger") of Abacus Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), with and into American Stores Company, a Delaware corporation ("ASC"), pursuant to an Agreement and Plan of Merger, dated as of August 2, 1998, among the Company, Merger Sub, and ASC (the "Agreement"). The Common Stock is described in the Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement, to which this opinion is an exhibit.

        In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction of (i) the Registration Statement on Form S-4 (together with the form of Proxy Statement/Prospectus forming a part thereof); (ii) the Certificate of Incorporation of the Company, as currently in effect (the "Certificate of Incorporation"); (iii) the By-Laws of the Company as currently in effect (the "By-Laws"); and (iv) the resolutions of the Company's Board of Directors relating to (A) the Agreement, (B) the preparation of the Registration Statement and the registration of the Common Stock under the 1933 Act and (C) the issuance of the Common Stock pursuant to the Agreement. I have also examined originals or copies, certified or otherwise identified to my satisfaction of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein
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[LOGO]ALBERTSONS/(R)/

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Albertson's Inc.
October 9, 1998
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        In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company and others.

        I am admitted to the practice of law in the State of Idaho, and I express no opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and laws of the United States of America.

        Based upon the foregoing, I am of the opinion that the shares of Common Stock to which the Registration Statement relates have been duly authorized and, when issued in connection with the Merger as contemplated by the Agreement, including the approval of the issuance of the Common Stock by the stockholders of the Company's Common Stock, will be validly issued, fully paid and non-assessable.

        I hereby consent to your filing of this opinion as an exhibit in the Registration Statement and to the reference to me in the prospectus incorporated therein.


                                              Sincerely yours,

                                              ALBERTSON'S, INC.


                                              /s/  Thomas R. Saldin
                                              Thomas R. Saldin
                                              Executive Vice President,
                                              Administration and General Counsel


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